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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-109331, Form S-3, No. 109335, Form S-3, No. 333-88606, Form S-3, No. 333-03205, Form S-3, No. 333-13363, Form S-3, No 333-64616, Form S-3, No. 333-65412, Form S-3, No. 333-03596, Form S-8, No. 333-35853, Form S-8, No. 333-81863, and Form S-8, No. 333-81865) of The Mills Corporation and in the related Prospectuses, of our report dated February 16, 2004, with respect to the consolidated financial statements and schedule of The Mills Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

                      /s/ Ernst & Young LLP

McLean, Virginia
March 12, 2004

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CONSENT OF INDEPENDENT AUDITORS